EXHIBIT 99.1

DISH to Become National Facilities-based

Wireless Carrier

Will Deploy Nation’s First Standalone 5G Broadband Network

Englewood, Colo. July 26, 2019—DISH Network will enter the U.S. wireless market as the fourth nationwide facilities-based network competitor.  DISH has reached agreements with the Antitrust Division of the U.S. Department of Justice, T-Mobile US, Inc. and Sprint Corporation to complete this transformative transaction. Additionally, DISH has committed to the Federal Communications Commission that DISH will deploy a facilities-based 5G broadband network capable of serving 70 percent of the U.S. population by June 2023, and has requested that its spectrum licenses be modified to reflect those commitments.

Following completion of the merger of Sprint and T-Mobile, DISH will:

•	Acquire Sprint’s prepaid businesses and customers, including Boost Mobile, Virgin Mobile and the Sprint-branded prepaid service.
•	Acquire 14 MHz of Sprint’s nationwide 800 MHz spectrum.
•	Access the New T-Mobile network for seven years, including the ability to serve DISH customers seamlessly between T-Mobile's nationwide network and DISH’s new independent 5G broadband network.

“These developments are the fulfillment of more than two decades’ worth of work and more than $21 billion in spectrum investments intended to transform DISH into a connectivity company,” said DISH Co-Founder and Chairman Charlie Ergen. “Taken together, these opportunities will set the stage for our entry as the nation’s fourth facilities-based wireless competitor and accelerate our work to launch the country’s first standalone 5G broadband network.”

On the broader work of both the Federal Communications Commission and the U.S. Department of Justice in facilitating competition in the U.S. wireless industry, Ergen said:

“The FCC and the DOJ are to be credited for laying the groundwork for an innovative 5G wireless ecosystem that will introduce new opportunities to American consumers and businesses, while enhancing competition in the wireless industry.”

DISH’s proposed asset acquisitions from Sprint are valued at approximately $5 billion, including a $1.4 billion purchase of Sprint’s prepaid businesses, and a $3.6 billion agreement to purchase Sprint’s nationwide 800 MHz wireless spectrum. The spectrum purchase is expected to be completed three years after the closing of the acquisition of the prepaid businesses.

“We’ve been here before,” said Ergen. “When we entered pay-TV with the launch of our first satellite in 1995, we faced entrenched cable monopolies, and our direct competitor was owned by one of the largest industrial corporations in the world. As a new entrant, DISH encountered many skeptics who questioned our ability to succeed. But, customers loved the disruption we brought to the marketplace with innovations such as a 100-percent digital experience, local-into-local broadcast, the DVR and ad-skipping. Our substantial investments ,constant innovation, aggressive pricing and commitment to the customer led us to become the third largest pay-TV provider. As we enter the wireless business, we will again serve customers by disrupting incumbents and their legacy networks, this time with the nation’s first standalone 5G broadband network.”

EXHIBIT 99.1

ADDITIONAL DETAILS

The transactions are subject to customary conditions including the closing of the Sprint and T-Mobile merger, government approvals, and confirmation that DISH is able to provision customers on the New T-Mobile network. Closing is expected within three months following the completion of the Sprint and T-Mobile merger.

The prepaid businesses, including Boost Mobile, serve approximately 9.3 million customers in all 50 states and Puerto Rico. At close, Sprint’s prepaid businesses and customers will immediately move to DISH, as will the more than 400 employees and nationwide independent  retail network that supports more than 7,500 retail outlets.

DISH will activate all new wireless customers on the New T-Mobile network. Existing prepaid customers will be supported on the Sprint legacy network and will eventually transition to the New T-Mobile network.

Once DISH starts deploying its own facilities-based infrastructure, DISH’s wireless customers will be able to seamlessly access the New T-Mobile network in areas where DISH has yet to deploy its own facilities. This Infrastructure MNO arrangement is part of the Master Network Services Agreement between the parties.

The 800 MHz nationwide spectrum adds to DISH’s existing 600 MHz and 700 MHz low-band holdings. The low-band portfolio, well suited for wide geographic coverage and in-building penetration, complements DISH’s AWS-4 and AWS H Block mid-band offerings, which promise high data capacity potential with narrower operating range.

DISH has committed to new buildout schedules associated with the company’s 600 MHz, AWS-4, 700 MHz E Block and AWS H Block licenses. In addition, DISH has committed to deploy 5G Broadband Service utilizing those licenses.

The new commitments require DISH to use its spectrum to deploy a nationwide 5G broadband network covering at least 70 percent of the U.S. population by June 14, 2023. If DISH fails to meet its 5G deployment deadlines, DISH will make voluntary contributions to the U.S. Treasury of up to $2.2 billion.

Additionally, DISH and T-Mobile have committed to negotiate the leasing of DISH’s 600 MHz spectrum to T-Mobile for a transitional period of time.

The arrangements also provide DISH the option to acquire certain tower, network equipment and retail assets that are being decommissioned as part of the Sprint and T-Mobile integration process.

Sullivan & Cromwell LLP acted as lead legal counsel to DISH.

About DISH

DISH Network Corporation is a connectivity company. Since 1980, it has served as a disruptive force, driving innovation and value on behalf of consumers. Through its subsidiaries, the company provides television entertainment and award-winning technology to millions of customers with its satellite DISH TV and streaming Sling TV services. Through its strategic spectrum portfolio and other assets, DISH is poised to enter the wireless market as a facilities-based provider of wireless services with a nationwide consumer offering and development of the first standalone 5G broadband network in the U.S. DISH’s OnTech Smart Services brand offers in-home installation of connected home devices and entertainment solutions. DISH Media serves as the company’s advertising sales group delivering targeted advertising solutions. DISH Network Corporation (NASDAQ: DISH) is a Fortune 250 company.

EXHIBIT 99.1

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Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements about the benefits of the transaction, including future financial and operating results and DISH Network Corporation's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of DISH Network Corporation to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. More information about such risks, uncertainties and other factors is set forth in DISH Network Corporation's Disclosure Regarding Forward-Looking Statements included in its recent filings with the Securities and Exchange Commission (the "SEC"), including its annual report on Form 10-K for the year ended December 31, 2018 and any subsequent quarterly reports on Form 10-Q. Risks and uncertainties relating to the proposed transaction include, but are not limited to, the possibility that the transaction will not be completed, failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the transaction, adverse effects on the market price of DISH Network Corporation's common stock, adverse effects on DISH Network Corporation's operating results for any reason, including, without limitation, because of a failure to complete the transaction, failure to realize the expected benefits of the transaction, significant transaction costs and/or unknown liabilities and general economic and business conditions that affect DISH Network Corporation following the transaction. The forward-looking statements speak only as of the date made, and DISH Network Corporation expressly disclaims any obligation to update these forward-looking statements. Nothing herein shall be deemed to be a forecast, projection or estimate of the future financial performance of DISH Network Corporation following the completion of the transaction.

Media Contacts

John Hall

303-723-1968

johnw.hall@dish.com

Karen Modlin

303-723-1850

karen.modlin@dish.com

Investor Contact

Jason Kiser

303-723-2210

jason.kiser@dish.com